Exhibit 99.1
Press Release

For more information contact:

Media Relations: Britt Zarling Vice President, Corporate Communications Fiserv, Inc. 678-375-1595 britt.zarling@fiserv.com	Investor Relations: Stephanie Gregor Vice President, Investor Relations Fiserv, Inc. 262-879-5969 stephanie.gregor@fiserv.com

For Immediate Release

Fiserv Reports Second Quarter 2016 Results
GAAP revenue growth of 5 percent and GAAP EPS increase of 77 percent;
Internal revenue growth of 4 percent and adjusted EPS increase of 14 percent;
Full year 2016 outlook affirmed and adjusted EPS guidance increased

Brookfield, Wis., August 2, 2016 – Fiserv, Inc. (NASDAQ: FISV), a leading global provider of financial services technology solutions, today reported financial results for the second quarter of 2016.

Second Quarter 2016 GAAP Results
GAAP revenue for the company increased 5 percent in the second quarter to $1.36 billion, with 9 percent growth in the Payments segment and 1 percent growth in the Financial segment, compared to the second quarter of 2015. GAAP revenue for the company increased 5 percent in the first six months of 2016 to $2.69 billion, with 8 percent growth in the Payments segment and 1 percent growth in the Financial segment, compared to the prior year period.

GAAP earnings per share was $0.94 in the second quarter and $2.21 in the first six months of 2016, increasing 77 percent and 75 percent, respectively, compared to the prior year periods. GAAP earnings per share included a net investment gain of $0.39 per share in both the first quarter and first six months of 2016 driven by a sale of a business interest at StoneRiver Group, L.P. ("StoneRiver"), a joint venture in which the company owns a 49% interest, and debt extinguishment and refinancing costs of $0.25 per share in both the second quarter and first six months of 2015.

GAAP operating margin was 26.6 percent in the second quarter and 26.0 percent in the first six months of 2016, increasing 150 basis points and 110 basis points, respectively, compared to the prior year periods.

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Net cash provided by operating activities was $687 million in the first six months of 2016 compared with $600 million in the prior year period, an increase of 15 percent.

"Our second quarter results were highlighted by strong growth in the Payments segment leading to double-digit gains in adjusted EPS," said Jeffery Yabuki, President and Chief Executive Officer of Fiserv. "Strong sales results in the quarter should add to our momentum in the second half of the year."

Second Quarter 2016 Non-GAAP Results and Additional Information

•	Adjusted revenue increased 6 percent in the second quarter to $1.29 billion and 5 percent in the first six months to $2.55 billion, compared to the prior year periods.

•	Internal revenue growth in the quarter was 4 percent for the company, driven by 6 percent growth in the Payments segment and 1 percent growth in the Financial segment.

•	Internal revenue growth was 4 percent in the first six months of 2016, led by 7 percent growth in the Payments segment and 1 percent growth in the Financial segment.

•	Adjusted earnings per share increased 14 percent in the second quarter to $1.08 and increased 17 percent in the first six months of 2016 to $2.14 compared to the prior year periods.

•	Adjusted operating margin increased 10 basis points to 31.9 percent in the quarter and increased 40 basis points to 31.9 percent in the first six months compared to the prior year periods.

•
Free cash flow was $442 million in the first six months of 2016 compared to $439 million in the prior year period. Cash distributions of $140 million in the first half of 2016 from StoneRiver related to the sale of a business interest have been excluded from the company's free cash flow results.

•
The company repurchased 2.8 million shares of common stock for $283 million in the second quarter and 6.2 million shares of common stock for $604 million in the first six months of 2016. As of June 30, 2016, the company had 11.2 million remaining shares authorized for repurchase.

Outlook for 2016
Fiserv continues to expect 2016 internal revenue growth in a range of 5 to 6 percent. The company now expects 2016 adjusted earnings per share to be in a range of $4.38 to $4.45, which represents growth of 13 to 15 percent over $3.87 in 2015.

"We are on-track to achieve our full year outlook including internal revenue growth acceleration in the second half of the year," said Yabuki.

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Earnings Conference Call
The company will discuss its second quarter 2016 results on a conference call and webcast at 4 p.m. CT on Tuesday, August 2, 2016. To register for the event, go to www.fiserv.com and click on the Q2 Earnings webcast link. Supplemental materials will be available in the "Investor Relations" section of the website.

About Fiserv
Fiserv, Inc. (NASDAQ: FISV) enables clients to achieve best-in-class results by driving quality and innovation in payments, processing services, risk and compliance, customer and channel management, and business insights and optimization. For more than 30 years, Fiserv has been a global leader in financial services technology. Fiserv is a FORTUNE® 500 company and this year was honored to be named a FORTUNE magazine's World's Most Admired Company for the third consecutive year. In 2015 the company was recognized among Forbes magazine’s America’s Best Employers. For more information, visit www.fiserv.com.

Use of Non-GAAP Financial Measures
In this earnings release, we supplement our reporting of information determined in accordance with GAAP, such as revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities, with "adjusted revenue," "internal revenue growth," "adjusted operating income," "adjusted operating margin," "adjusted net income," "adjusted earnings per share" and "free cash flow." Management believes that adjustments for certain non-cash or other items and the exclusion of certain pass-through revenue and expenses enhance our shareholders' ability to evaluate our performance as such measures provide additional insights into the factors and trends affecting our business. Therefore, we exclude these items from GAAP revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities to calculate these non-GAAP measures. The corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP measures are included in this earnings release, except for forward-looking measures where a reconciliation to the corresponding GAAP measures is not available due to the variability, complexity and low visibility of the non-cash and other items described below that are excluded from the non-GAAP outlook measures. See page 11 for additional information regarding the company's forward-looking non-GAAP financial measures.

Examples of non-cash or other items may include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, charges associated with early debt extinguishment, merger and integration costs related to acquisitions, and incremental costs associated with the achievement of our operational effectiveness objectives. We exclude these items to more clearly focus on the factors we believe are pertinent to the management of our operations, and we use

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this information to make operating decisions, including the allocation of resources to our various businesses.

Internal revenue growth and free cash flow are non-GAAP financial measures and are described on page 10. We believe internal revenue growth is useful because it presents revenue growth excluding the effects of acquisitions and dispositions and the impact of postage reimbursements in our Output Solutions business, and including deferred revenue purchase accounting adjustments. We believe free cash flow is useful to measure the funds generated in a given period that are available for debt service requirements and strategic capital decisions. We believe this supplemental information enhances our shareholders’ ability to evaluate and understand our core business performance.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies and should be considered in addition to, and not as a substitute for, revenue, operating income, operating margin, net income, earnings per share and net cash provided by operating activities or any other amount determined in accordance with GAAP.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated internal revenue growth, adjusted earnings per share and adjusted earnings per share growth. Statements can generally be identified as forward-looking because they include words such as "believes," "anticipates," "expects," "could," "should" or words of similar meaning. Statements that describe the company's future plans, objectives or goals are also forward-looking statements. Forward-looking statements are subject to assumptions, risks and uncertainties that may cause actual results to differ materially from those contemplated by such forward-looking statements. The factors that may affect the company’s results include, among others: pricing and other actions by competitors; the capacity of the company's technology to keep pace with a rapidly evolving marketplace; the impact of market and economic conditions on the financial services industry; the impact of a security breach or operational failure on the company's business; the effect of legislative and regulatory actions in the United States and internationally; the company's ability to comply with government regulations; the company's ability to successfully identify, complete and integrate acquisitions, and to realize the anticipated benefits associated with the same; the impact of the company's strategic initiatives; and other factors included in the company's filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2015 and in other documents that the company files with the SEC. You should consider these factors carefully in evaluating forward-looking statements and are cautioned not to place undue reliance on such statements. The company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.

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Fiserv, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Revenue
Processing and services	$1,159	$1,109	$2,281	$2,176
Product	204	189	413	397
Total revenue	1,363	1,298	2,694	2,573

Expenses
Cost of processing and services	547	542	1,100	1,084
Cost of product	180	168	361	349
Selling, general and administrative	274	262	532	500
Total expenses	1,001	972	1,993	1,933

Operating income	362	326	701	640
Interest expense	(40)	(49)	(80)	(90)
Interest and investment (loss) income - net	—	—	(7)	1
Loss on early debt extinguishment	—	(85)	—	(85)

Income before income taxes and income from investment in unconsolidated affiliate	322	192	614	466
Income tax provision	(110)	(66)	(259)	(162)
Income from investment in unconsolidated affiliate	—	1	146	1

Net income	$212	$127	$501	$305

GAAP earnings per share - diluted	$0.94	$0.53	$2.21	$1.26

Diluted shares used in computing earnings per share	225.6	240.4	226.5	241.7

Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Reconciliation of GAAP to
Adjusted Net Income and Adjusted Earnings Per Share
(In millions, except per share amounts, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015

GAAP net income	$212	$127	$501	$305
Adjustments:
Merger, integration and other costs [1]	7	8	23	13
Severance costs	4	6	8	9
Amortization of acquisition-related intangible assets	40	50	80	99
Debt extinguishment and refinancing costs	—	92	—	92
Tax impact of adjustments [2]	(18)	(55)	(39)	(75)
StoneRiver and other investment activity [3]	—	—	(139)	—
Tax impact of StoneRiver and other investment activity [2]	—	—	52	—
Adjusted net income	$245	$228	$486	$443

GAAP earnings per share	$0.94	$0.53	$2.21	$1.26
Adjustments - net of income taxes:
Merger, integration and other costs [1]	0.02	0.02	0.06	0.03
Severance costs	0.01	0.02	0.02	0.02
Amortization of acquisition-related intangible assets	0.11	0.13	0.23	0.26
Debt extinguishment and refinancing costs	—	0.25	—	0.25
StoneRiver and other investment activity [3]	—	—	(0.39)	—
Adjusted earnings per share	$1.08	$0.95	$2.14	$1.83

[1]
Merger, integration and other costs include acquisition-related integration costs of $16 million in 2016, including a $10 million non-cash impairment charge during the first quarter associated with the decision to replace an existing software solution with software purchased in a business acquisition; incremental costs associated with the achievement of the company's operational effectiveness objectives, including expenses related to data center and real estate consolidation activities; and a non-cash expense in 2015 related to the modification of certain employee equity award agreements.

[2]
The tax impact of adjustments is calculated using a tax rate of 35 percent, which approximates the company's annual effective tax rate, exclusive of the actual tax impacts associated with StoneRiver transactions.

[3]	Represents the company's share of a net gain on the sale of a business interest at StoneRiver of $146 million, as well as a non-cash write-off of a $7 million investment, in the first quarter of 2016.
See page 3 for disclosures related to the use of non-GAAP financial measures.
Earnings per share is calculated using actual, unrounded amounts.

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Fiserv, Inc.
Financial Results by Segment
(In millions, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Total Company
Revenue	$1,363	$1,298	$2,694	$2,573
Output Solutions postage reimbursements	(71)	(74)	(149)	(157)
Deferred revenue purchase accounting adjustments	2	1	2	2
Adjusted revenue	$1,294	$1,225	$2,547	$2,418

Operating income	$362	$326	$701	$640
Merger, integration and other costs	7	8	23	13
Severance costs	4	6	8	9
Amortization of acquisition-related intangible assets	40	50	80	99
Adjusted operating income	$413	$390	$812	$761
Operating margin	26.6%	25.1%	26.0%	24.9%
Adjusted operating margin	31.9%	31.8%	31.9%	31.5%

Payments and Industry Products ("Payments")
Revenue	$763	$701	$1,512	$1,397
Output Solutions postage reimbursements	(71)	(74)	(149)	(157)
Deferred revenue purchase accounting adjustments	1	—	1	—
Adjusted revenue	$693	$627	$1,364	$1,240

Operating income	$237	$208	$462	$399
Merger, integration and other costs	1	—	1	—
Adjusted operating income	$238	$208	$463	$399
Operating margin	31.1%	29.7%	30.5%	28.6%
Adjusted operating margin	34.3%	33.2%	33.9%	32.2%

Financial Institution Services ("Financial")
Revenue	$612	$608	$1,211	$1,201
Deferred revenue purchase accounting adjustments	1	1	1	2
Adjusted revenue	$613	$609	$1,212	$1,203

Operating income	$202	$209	$397	$413
Operating margin	33.0%	34.5%	32.8%	34.4%
Adjusted operating margin	33.0%	34.5%	32.8%	34.4%

Corporate and Other
Revenue	$(12)	$(11)	$(29)	$(25)

Operating loss	$(77)	$(91)	$(158)	$(172)
Merger, integration and other costs	6	8	22	13
Severance costs	4	6	8	9
Amortization of acquisition-related intangible assets	40	50	80	99
Adjusted operating loss	$(27)	$(27)	$(48)	$(51)

See page 3 for disclosures related to the use of non-GAAP financial measures.
Operating margin percentages are calculated using actual, unrounded amounts.

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Fiserv, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions, unaudited)
	Six Months Ended June 30,
	2016	2015
Cash flows from operating activities
Net income	$501	$305
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and other amortization	122	107
Amortization of acquisition-related intangible assets	80	99
Share-based compensation	39	36
Excess tax benefits from share-based awards	(37)	(29)
Deferred income taxes	5	(9)
Income from investment in unconsolidated affiliate	(146)	(1)
Dividends from unconsolidated affiliate	140	—
Non-cash impairment charges	17	—
Loss on early debt extinguishment	—	85
Other operating activities	(2)	1
Changes in assets and liabilities, net of effects from acquisitions:
Trade accounts receivable	3	53
Prepaid expenses and other assets	(38)	(40)
Accounts payable and other liabilities	37	38
Deferred revenue	(34)	(45)
Net cash provided by operating activities	687	600

Cash flows from investing activities
Capital expenditures, including capitalization of software costs	(145)	(203)
Payments for acquisitions of businesses	(265)	—
Other investing activities	2	—
Net cash used in investing activities	(408)	(203)

Cash flows from financing activities
Debt proceeds	1,249	2,392
Debt repayments, including redemption and other costs	(991)	(2,055)
Proceeds from issuance of treasury stock	47	47
Purchases of treasury stock, including employee shares withheld for tax obligations	(633)	(574)
Excess tax benefits from share-based awards	37	29
Net cash used in financing activities	(291)	(161)

Net change in cash and cash equivalents	(12)	236
Cash and cash equivalents, beginning balance	275	294
Cash and cash equivalents, ending balance	$263	$530

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Fiserv, Inc.
Condensed Consolidated Balance Sheets
(In millions, unaudited)

	June 30, 2016	December 31, 2015
Assets
Cash and cash equivalents	$263	$275
Trade accounts receivable – net	812	802
Prepaid expenses and other current assets	411	429
Total current assets	1,486	1,506

Property and equipment – net	394	396
Intangible assets – net	1,893	1,872
Goodwill	5,380	5,200
Other long-term assets	377	366
Total assets	$9,530	$9,340

Liabilities and Shareholders' Equity
Accounts payable and accrued expenses	$1,006	$1,024
Current maturities of long-term debt	6	5
Deferred revenue	440	473
Total current liabilities	1,452	1,502

Long-term debt	4,548	4,288
Deferred income taxes	734	726
Other long-term liabilities	154	164
Total liabilities	6,888	6,680
Shareholders' equity	2,642	2,660
Total liabilities and shareholders' equity	$9,530	$9,340

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Fiserv, Inc.
Selected Non-GAAP Financial Measures
($ in millions, unaudited)

Internal Revenue Growth [1]	Three Months Ended June 30, 2016	Six Months Ended June 30, 2016
Payments Segment	6%	7%
Financial Segment	1%	1%
Total Company	4%	4%

[1]
Internal revenue growth is measured as the increase in adjusted revenue (see page 7) for the current period excluding acquired revenue and revenue attributable to dispositions, divided by adjusted revenue from the prior year period excluding revenue attributable to dispositions. In the second quarter of 2016, acquired revenue was $26 million (all in the Payments segment), and revenue in the comparable prior year period attributable to dispositions was $3 million (all in the Financial segment). During the first six months of 2016, acquired revenue was $39 million (all in the Payments segment), and revenue in the comparable prior year period attributable to dispositions was $4 million (all in the Financial segment).

Free Cash Flow	Six Months Ended June 30,
	2016	2015
Net cash provided by operating activities	$687	$600
Capital expenditures [1]	(145)	(203)
Other adjustments [1,2]	(100)	42
Free cash flow	$442	$439

[1]
2015 includes $43 million of capital expenditures, primarily leasehold improvements and furniture and equipment related to the company's Atlanta facility consolidation, of which $24 million is offset by landlord reimbursements reported in net cash provided by operating activities, and $19 million of non-reimbursable building expenditures is included in "other adjustments."

[2]
Free cash flow excludes tax-effected severance, merger and integration payments; certain cash distributions from StoneRiver; and other items which management believes may not be indicative of the future free cash flow of the company. "Other adjustments" in 2016 removes cash distributions, net of related tax payments, from StoneRiver of $117 million.

See page 3 for disclosures related to the use of non-GAAP financial measures.

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Fiserv, Inc.
Forward-Looking Non-GAAP Financial Measures

Internal Revenue Growth - Fiserv's internal revenue growth outlook for 2016 excludes the effects of acquisitions and dispositions and the impact of postage reimbursements in our Output Solutions business, and includes deferred revenue purchase accounting adjustments. These adjustments are subject to variability and are anticipated to impact 2016 revenue growth by approximately 1 percent.

Adjusted Earnings Per Share - Fiserv's adjusted earnings per share outlook for 2016 excludes certain non-cash or other items to enhance our shareholders' ability to evaluate our performance as such measures provide additional insights into the factors and trends affecting our business. Non-cash or other items may be significant and include, but are not limited to, non-cash deferred revenue adjustments arising from acquisitions, non-cash intangible asset amortization expense associated with acquisitions, non-cash impairment charges, gains or losses from unconsolidated affiliates, severance costs, charges associated with early debt extinguishment, merger and integration costs related to acquisitions, and certain costs associated with the achievement of our operational effectiveness objectives. As of June 30, 2016, we estimate that the annual amortization expense with respect to acquired intangible assets will approximate $160 million in 2016. Other adjustments to earnings per share that have been incurred to date are presented on page 6. Estimates of these other adjustments on a forward-looking basis are not available due to the high variability, complexity and low visibility of these items.

See page 3 for disclosures related to the use of non-GAAP financial measures.

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